Exhibit 99.1

For Immediate Release Press Contact: Joanna Teed Primal Solutions 949.221.8366 Joanna.Teed@primal.com

PRIMAL RAISES $3.3 MILLION IN PRIVATE PLACEMENT

IRVINE, CA, June 16, 2004 – Primal Solutions, Inc., a software company that enables communications service providers (CSPs) to cost-effectively generate more revenue from their IP networks, announced today it has completed a transaction to raise approximately $3.3 million in gross proceeds from a private placement of its common stock and warrants to institutional and accredited investors.  Primal intends to use the net proceeds for general corporate purposes, including working capital, and to strengthen its balance sheet for long-term growth.

Primal sold 14,284,782 new shares of Primal’s common stock, and warrants to purchase 7,142,391 new shares of Primal’s common stock.  Investors received a warrant to purchase one share of common stock for each two shares of common stock purchased, therefore, the effective price in the private placement is $0.23 for each unit consisting of one share of common stock and a warrant to purchase one-half of a share of common stock. The warrants have an exercise period of five-years with an exercise price of $0.28 per share.  The warrants are exercisable in cash, representing a potential $2.0 million in additional proceeds, bringing the total gross proceeds of this offering to approximately $5.3 million upon full exercise of the warrants.  Neither the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933.  Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  Primal has agreed to file a registration statement covering resale by the investors of these shares and shares of common stock to be issued upon exercise of the warrants.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants.  Any opportunity to participate in the private placement was available to a very limited group of institutional and other accredited investors.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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Primal Solutions, Inc.  •  18881 Von Karman Avenue, Suite 500  •  Irvine, CA  92612

949. 260. 1500  •  949. 260. 1515 fax  •  www.primal.com

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About Primal

Primal Solutions, Inc. (OTCBB.PSOL.OB) is a communications software company offering solutions that  enable service providers to generate revenue from their IP networks. Primal’s products include Access IM®  Network Mediation, Connect RTR™ Real Time Rating, Connect Prepay™ Prepaid Billing, Connect CCB®  Customer Care and Billing and related services and solutions. Primal’s customers include leaders in the  communications industry, including Time Warner Cable, Metrocall Wireless, Hutchison Australia and O2  Wireless (United Kingdom). The company is headquartered in Irvine, California. Information on Primal and its  products can be obtained at www.primal.com.

Forward-looking Statements

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although Primal’s management believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  There can be no assurance, for example, that the liquidity of Primal’s stock will be positively affected by the transaction or subsequent resales, or that the investors will hold their stock for any particular length of time.  Significant resales of the stock into the market could adversely affect the market for and price of Primal’s stock.  In addition, the market for and price of Primal’s stock are affected by various other factors relating to Primal, including the overhang associated with Primal’s currently outstanding warrants; industry, competitive and technological changes; market acceptance of new products and other risks detailed from time to time in Primal’s SEC reports, including Primal’s most recent 10-KSB and subsequent 10-QSBs. Forward-looking statements speak only as of the date the statements were made. Primal does not undertake and specifically disclaims any obligation to update any forward-looking statements.  In addition, Primal does not endorse any projections regarding future performance that may be made by third parties.

Press Contact: Joanna Teed	Investor Relations Contact: Terrea Tamanaha

(949) 221-8366	(949) 221-8337

Joanna.Teed@primal.com	Terrea.Tamanaha@primal.com

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Primal and the Primal logo are trademarks of Primal Solutions, Inc.   All other trademarks and product names are the property of their respective owners.